Exhibit 10.2

SUN HEALTHCARE GROUP, INC.
2004 EQUITY INCENTIVE PLAN1

Effective as of November 12, 2010

1.           Purpose.  The Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees and directors of, and consultants to, Sun Healthcare Group, Inc. and its Subsidiaries, by providing them opportunities to acquire shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined in Section 4 below) described herein.  “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by Sun Healthcare Group, Inc.

2.           Administration.

(a)           Committee.  The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee  designated by the Board of Directors of the Company (the “Committee”) from among its members and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

1 The Plan has been established to evidence the terms of options and stock units originally granted by Sun Healthcare Group, Inc. (“Old Sun”) under Old Sun’s 2004 Equity Incentive Plan prior to the separation of Old Sun’s real estate assets and operating assets into two separate publicly traded companies (the “Spin-Off”).  The Spin-Off was accomplished by Old Sun’s distribution to its stockholders on a pro rata basis of all of the outstanding shares of common stock of SHG Services, Inc, which was renamed Sun Healthcare Group, Inc. following the completion of the Spin-Off (the “Company”).

Prior to the Spin-Off, the Plan was adopted by the Company’s Board of Directors on November 12, 2010 and was approved by Old Sun, as the Company’s sole shareholder, on November 12, 2010.  Other than the options and stock units originally granted by Old Sun prior to the Spin-Off that have been substituted and assumed under the Plan, no other awards with respect to shares of the Company’s Common Stock or other Benefits shall be made under the Plan following the Spin-Off.  Immediately following the Spin-Off, 1,171,821 shares of Common Stock were subject to such assumed and substituted options and stock units originally granted by Old Sun, and, subject to the adjustment provisions of Section 12 below, no additional shares of Common Stock shall be delivered under the Plan.  The provisions of the Plan otherwise reflect the terms of Old Sun’s 2004 Equity Incentive Plan as in effect immediately prior to the Spin-Off, and as a result certain references to the “Company” or other defined terms should be read and understood in light of this context.

(b)           Authority.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable.  All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)           Indemnification.  No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated.  The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

(d)           Delegation and Advisers.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.           Participants.  Participants will consist of such Eligible Persons as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan.  An “Eligible Person” is any person who is any one of:  (a) an officer (whether or not a director) or employee of the Company and its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Company’s or a Subsidiary’s securities) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company and its Subsidiaries or the Company’s compliance with any other applicable laws.  Designation of an Eligible Person to receive a Benefit (a “participant”) in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4.           Type of Benefits.  Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Stock Units, and (e) Performance-Based Awards, including cash awards granted consistent with Section 10 hereof (each as described below, and collectively, the “Benefits”).  Stock Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof.  Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.           Common Stock Available Under the Plan.2

(a)           Basic Limitations.  Subject to the provisions of Section 12, the capital stock that may be delivered under this Plan subject to Benefits shall be shares of the Company’s authorized but unissued Common Stock and any of its shares held as treasury shares.  The aggregate number of shares of Common Stock that may be subject to Benefits granted under this Plan (the “Share Limit”) shall be shall be equal to the sum of (x) 5,600,000 shares of Common Stock, plus (y) the number of any shares subject to stock options granted under the Company’s 2002 Non-Employee Director Equity Incentive Plan, as amended (the “2002 Director Plan”) and outstanding on March 31, 2004 which expire or have expired, or for any reason are, or have been, cancelled or terminated, since March 31, 2004 without being exercised; provided that in no event shall the Share Limit exceed 5,680,000 shares (which is the sum of the 5,600,000 shares set forth above, plus the number of shares subject to options previously granted and outstanding under the 2002 Director Plan as of March 31, 2004).  The following limits also apply with respect to Benefits under this Plan:

(i)           The maximum number of shares of Common Stock that may be delivered pursuant to Stock Options qualified as Incentive Stock Options granted under this Plan is 5,600,000 shares.

(ii)           The maximum number of shares of Common Stock subject to the Stock Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 600,000 shares.

(iii)           Additional limits with respect to Performance-Based Awards are set forth in Section 10.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 5(b) and Section 12.

(b)           Additional Shares.  Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares subject to Stock Awards or Stock Units which are forfeited,

2 See Footnote 1.

or any shares delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right or Stock Award or any shares that are delivered or withheld by the Company or a Subsidiary to satisfy the tax withholding obligations related to any Benefit under this Plan shall again be available for award as Benefits under the Plan.  To the extent that a Benefit is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.  In the event that shares are delivered in respect of a Dividend Equivalent Right (as defined in Section 9(f) below), Stock Appreciation Right, or other Benefit, only the actual number of shares delivered with respect to the Benefit shall be counted against the share limits of this Plan.  The provisions of this Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to any individual participant under the Plan.

(c)           Acquisitions.  In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines.  The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award.  Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a) above.

6.           Stock Options.

(a)           Generally.  Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms.  Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”).  The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).  Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(b)           Exercise Price.  Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant.  The per share exercise price for each Stock Option shall be not less than 100% of the Fair Market Value (as defined in Section 16 below) of a share of Common Stock on the date of grant of the Stock Option.

(c)           Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the

Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods.  In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.  The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

(d)           Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one (1) year after the participant’s death.  All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(e)           Restoration of Stock Options.  The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company.  Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value (as defined in Section 16 below) on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option.  In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(f)           Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant.  The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000).  For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.  The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.  In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

(g)           Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.  Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

(h)           Modifications of Options/Repricing.  Subject to Section 5 and Section 22 and the specific limitations on Stock Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any participant, adjustments in the terms and conditions of a Stock Option granted under this Plan.  Notwithstanding any provision in this Section 6(h) or the Plan to the contrary but subject to the adjustment provisions of Section 12, the per share exercise or base price of any Option or Stock Appreciation Right granted under the Plan may not be reduced (by amendment, substitution, cancellation and regrant, exchange, or other means) to a per share price that is less than the exercise or base price of the award, as applicable, as of the date the award was granted.

7.           Stock Appreciation Rights.

(a)           Generally.  The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant.  A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee (the “Base Price”).  Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

(b)           Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the participant’s death.  All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.           Stock Awards.

(a)           Generally.  The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor.  A Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor.  Any right to acquire the shares under the Stock Award that is not exercised by the participant within thirty (30) days after the grant is communicated shall automatically expire.

(b)           Payment of the Purchase Price.  If the Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.  Stock Awards may also be made in consideration of services rendered to the Company or its Subsidiaries.

(c)           Additional Terms.  Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute Performance-Based Awards, as described in Section 10 hereof.  The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award.  The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)           Rights as a Shareholder.  The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.           Stock Units.

(a)           Generally.  The Committee may, in its discretion, grant Stock Units (as defined in subsection (f) below) to participants hereunder.  The Committee shall determine the criteria for the vesting of Stock Units.  Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof.  Stock Units granted by the Committee shall be payable in shares of Common Stock at such time as provided in this Section 9.  Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee.  The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (f) below).

(b)           Settlement of Stock Units.  Upon vesting of Stock Units, unless the Committee has determined to defer payment with respect to such unit in accordance with Section 409A of the Code or except as otherwise provided under subsection (c) below, such Stock Units shall be paid in a lump sum to the participant in shares of Common Stock on or as soon as practicable after the vesting date, but in no event later than two and one-half (2 ½) months after the year in which such Stock Units became vested; provided, however, that the Committee shall have discretion to provide for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be paid to the participant or partly in cash and partly in shares of Common Stock.

(c)           Irrevocable Election to Defer Payment of Stock Units.  At the time an award of Stock Units is granted (or at such other time as may be provided by the Committee and in all cases at a time that complies with the initial deferral election requirements of Section 409A of the Code), the participant may irrevocably elect, in accordance with rules prescribed by the Committee, not to receive a distribution upon the vesting of such Stock Units and instead have the Company continue to maintain such Stock Units on its books of account.  Unless provided otherwise by the Committee and set forth in the applicable deferral election form or award agreement, if a participant makes an election pursuant to this Section 9(c), the participant’s vested Stock Units will be paid (subject to earlier payment pursuant to subsections (d) and (e) below) on the earlier to occur of (i) a date specified by the participant at the time the award is granted, or (ii) the date of the participant’s Separation from Service (as defined in subsection (f)) from the Company and its Subsidiaries; provided, however, that if the participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of the participant’s Separation from Service, the participant shall not be entitled to payment of any Stock Units that would otherwise be paid in connection with his or her Separation from Service until the earlier of (A) the date which is six (6) months after his or her Separation from Service with the Company for any reason other than death, or (B) the date of the participant’s death; provided, further, that this six-month delay shall apply only to the extent such delay in payment is required to comply with, and avoid the imputation of any tax, penalty or interest under, Section 409A of the Code.  Any Stock Units that have not vested as of the date specified by the participant shall be paid only if and when such Stock Units vest.  If the participant does not make an election under this Section 9(c), the participant’s Stock Units will be paid when and if such Stock Units vest.

(d)           Unforeseeable Emergency.  If a participant has elected payment of his or her Stock Units after the vesting date of such units, the participant may request a distribution of his or her Stock Units for an Unforeseeable Emergency (as defined in subsection (f)).  Such distribution for an Unforeseeable Emergency shall be subject to approval by the Committee and may be made only from the participant’s then vested Stock Units and only to the extent necessary to satisfy such emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution) after taking into account the extent to which the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise or (2) by liquidation of the participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

(e)           Change in Control.  Notwithstanding anything in Section 9(b) or any participant’s distribution election to the contrary, a participant’s vested Stock Units shall be distributed immediately upon the occurrence of a Change in Control (as such term is defined in subsection (f) below).

(f)           Definitions.  For purposes of this Section 9, the definitions contained in this Section 9(f) shall apply.  A “Stock Unit” means a notional account representing one (1) share of Common Stock.  A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.  A “Separation from Service” shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.  An

“Unforeseeable Emergency” means a severe financial hardship to the participant resulting from (i) an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Section 152(a) of the Code without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof) of the participant, (ii) loss of the participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, all as determined by the Committee in its sole discretion.  “Change in Control” has the meaning ascribed to such term in Section 12(d) of this Plan; provided, however, that in all cases a Change in Control for purposes of Section 9(e) must qualify as a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5).

10.           Performance-Based Awards.

(a)           Generally.  Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”).  Grants or awards under this Section 10 may be paid in cash or shares of Common Stock or any combination thereof.  As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.  The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Stock Options and Stock Appreciation Rights, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 600,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 12.  In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000.00.  Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

(b)           Business Criteria.  The business criteria shall be as follows, individually or in combination:  (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders, and (xiv) measurably improving quality of care outcomes at Company facilities.  In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c)           Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing no later than ninety (90) days after the commencement of the performance period (but in no event after twenty-five percent (25%) of such period has elapsed) (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply.  The applicable performance measurement period may not be less than three months nor more than 10 years.

(d)           Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e)           Modification of Performance-Based Awards.  With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.  Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

(f)           Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Stock Options and Stock Appreciation Rights) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the Restatement Date.

11.           Foreign Laws.  The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws.  The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

12.           Adjustment Provisions; Change in Control.

(a)           Adjustment Generally.  If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b)           Modification of Benefits.  In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits;  provided, however,  that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.  Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.  In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

(c)           Effect of a Change in Control.  Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (d) below) of the Company, all then outstanding Stock Options, Stock Appreciation Rights and Stock Units shall immediately vest and become exercisable and any restrictions on Stock Awards or Stock Units shall immediately lapse.  Thereafter, all Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.  A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

(d)           Definitions.  For purposes of this Section 12, a “Change in Control” of the Company shall be deemed to have occurred if any of the following events occurs following the completion of the Spin-Off:

(i)           Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

(ii)           A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;

(iii)           A sale or other disposition by the Company of all or substantially all of the Company’s assets;

(iv)           During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Company’s Board of Directors;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Company’s Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company (“Chapter 11 Plan”), or a liquidation under the Bankruptcy Code constitute a Change in Control.  In addition, notwithstanding Sections 12(d)(i), 12(d)(ii), 12(d)(iii) and 12(d)(iv) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

13.           Nontransferability.  Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.  Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.  Consistent with Section 18, any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration, and (b) will not compromise the Company’s ability to register shares issuable under this Plan on Form S-8 under the Securities Act.  Notwithstanding the foregoing, Incentive Stock Options and Stock Awards that are subject to “a substantial risk of forfeiture” under Section 83 of the Code shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

14.           Other Provisions.  The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

15.           Effect of a Termination of Service on Benefits.

(a)           General.  The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Benefit (including without limitation, the participant’s death, Disability, a termination for Good Cause or termination by the participant for Good Reason).  If the participant is not an employee or director of the Company or a Subsidiary and provides other services to the Company or a Subsidiary, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated.

(b)           Events Not Deemed Terminations of Service.  Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.  In the case of any employee of the Company on an approved leave of absence, continued vesting of the Benefit while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires.  In no event shall a Benefit be exercised after the expiration of the term set forth in the award agreement.

(c)           Effect of Change of Subsidiary Status.  For purposes of this Plan and any Benefit, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change in status.

(d)           Definitions.  For purposes of this Section 15, the definitions contained in this Section 15(d) shall apply.

(i)           “Disability” with respect to a participant means that the participant has experienced one of the following:  (1) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

(ii)           “Good Cause” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “for cause” termination has on the participant’s awards) any one of the following:  (A) any criminal conviction of the participant under the laws of the United States or any state or other political subdivision thereof which, in the good faith determination of the Company renders participant unsuitable as an employee or officer of the Company or any Subsidiary; (B) the participant’s continued failure to substantially perform the duties reasonably requested by the Company and commensurate with the participant’s position and within the participant’s control in such position (other than any such failure resulting from participant’s incapacity due to the participant’s Disability) after a written demand for substantial performance is delivered to the participant by the Company, which demand specifically identifies the manner in which the Company believes that the participant has not substantially performed the participant’s duties, and which performance is not substantially corrected by the participant within ten (10) days of receipt of such demand; or (C) any material workplace misconduct or willful failure to comply with the Company’s general policies and procedures as they may exist from time to time by the Company which, in the good faith determination of the Company, renders the participant unsuitable as an employee or officer of Company.

(iii)           “Good Reason” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “good reason” termination has on the participant’s awards) a resignation of the participant’s employment with the Company as a result of and within 60 days after the occurrence of any of the following without the participant’s written consent:  (A) a meaningful and detrimental reduction in the participant’s authority, duties or responsibilities, or a meaningful and detrimental change in the participant’s reporting responsibilities, as in effect immediately prior to the participant’s termination of employment; (B) a material reduction in the participant’s annual base salary as in effect immediately prior to the participant’s delivery of notice to the Company stating the basis of the participant’s allegation that “Good Reason” exists (the “Good Reason Notice”), a material reduction in the participant’s target annual bonus (expressed as a percentage of base salary), if any, as in effect immediately prior to the circumstances described in the Good Reason Notice, or a material failure to provide the participant with any other form of compensation or material employment benefit being provided to the participant immediately prior to the circumstances described in the Good Reason Notice (excluding however, any reduction in the amount of any annual bonus or the granting or withholding of incentive compensation (including without limitation options or restricted stock units) but including a material reduction to the target amount of the bonus as stated above); or (C) a relocation of the participant’s principal place of employment by more than fifty (50) miles (or the requirement that the participant be based at a different location), provided that such relocation results in a longer commute (measured by actual mileage) for the participant from his or her primary residence to such new location.  Notwithstanding the foregoing, for any of the foregoing circumstances to constitute “Good Reason” hereunder, (x) the participant must deliver the Good Reason Notice to the Company within 30 days of the date on which the circumstances creating “Good Reason” have first occurred, (y) such circumstances are not corrected by the Company in a manner that is reasonably satisfactory to the participant (including full retroactive correction with respect to any monetary matter) within 30 days of the Company’s receipt of the Good Reason Notice from the participant and, (z) the participant thereafter resigns his or her employment within the 60 day time period described above.

16.           Fair Market Value.  For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17.           Withholding.  All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.  If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe.  The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

18.           Compliance with Laws.  This Plan, the granting and vesting of Benefits under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Benefits are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

19.           Employment Status; No Employment/Service Contract.  No person shall have any claim or rights to be granted a Benefit (or additional Benefits, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.  Nothing contained in this Plan (or in any other documents under this Plan or in any Benefit) shall confer upon any participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 19, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

20.           Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.           No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit.  The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.           Duration, Amendment and Termination.

(a)           No Benefit shall be granted more than ten (10) years after the Effective Date.

(b)           The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time.  No Benefits may be granted during any period that the Committee suspends this Plan.  Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Benefits to participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a participant, and may make other changes to the terms and conditions of Benefits.  Notwithstanding the foregoing, no amendment, suspension or termination of this Plan or change of or affecting any outstanding Benefit shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any Benefit granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 12 shall not be deemed to constitute changes or amendments for purposes of this Section 22(b).

(c)           To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Committee, any amendment to this Plan shall be subject to stockholder approval.

23.           Governing Law.  This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24.           Effective Date.3  The Plan, originally entitled the 2002 Management Equity Incentive Plan, first became effective as of February 28, 2002 (the “Effective Date”) and was approved by the Company’s stockholders on February 6, 2002.  The Plan was subsequently amended and restated effective March 31, 2004 (the “2004 Restatement Date”).  The Plan was subsequently amended and restated effective March 29, 2006 (the “2006 Restatement Date”), subject to the approval of the Company’s stockholders no later than twelve months after the 2006 Restatement Date (the date of stockholder approval is referred to as the “Stockholder Approval Date”).  The Plan was subsequently amended and restated effective December 18, 2008 (the “2008 Restatement Date”).

3 See Footnote 1.

25.           Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

26.           No Corporate Action Restriction.  The existence of this Plan, the award agreements and the Benefits granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize:  (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any subsidiary, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, or (f) any other corporate act or proceeding by the Company or any subsidiary.  No participant, beneficiary or any other person shall have any claim under any Benefit or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

27.           Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under a Benefit made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any subsidiary, except where the Committee expressly otherwise provides or authorizes in writing.  Benefits under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.